KEYCORP REPORTS THIRD QUARTER 2019 NET INCOME OF $383 MILLION,
OR $.38 PER DILUTED COMMON SHARE

Diluted earnings per common share of $.48(a), excluding $.10 per diluted common share from a previously disclosed fraud loss

Reached targeted cash efficiency ratio range: 56.0%(a) in 3Q19
Positive operating leverage compared to the prior year and prior quarter
Revenue momentum continues: solid balance sheet growth and strength in fee income

CLEVELAND, October 17, 2019 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $383 million, or $.38 per diluted common share for the third quarter of 2019, compared to $403 million, or $.40 per diluted common share, for the second quarter of 2019 and $468 million, or $.45 per diluted common share, for the third quarter of 2018. Key’s third quarter 2019 diluted earnings per share was $.48(a), excluding $.10 per diluted common share related to a previously disclosed fraud loss. Key's results in the second quarter of 2019 included notable items; additional detail can be found on page 24 of this release.

(a) Non-GAAP measure; please refer to page 14 of this release for additional detail and reconciliation

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Selected Financial Highlights

dollars in millions, except per share data				Change 3Q19 vs.
	3Q19	2Q19	3Q18	2Q19	3Q18
Income (loss) from continuing operations attributable to Key common shareholders	$383	$403	$468	(5.0)%	(18.2)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.38	.40	.45	(5.0)	(15.6)
Return on average tangible common equity from continuing operations (a)	12.38%	13.69%	16.81%	N/A	N/A
Return on average total assets from continuing operations	1.14	1.19	1.40	N/A	N/A
Common Equity Tier 1 ratio (b)	9.52	9.57	9.95	N/A	N/A
Book value at period end	$15.44	$15.07	$13.33	2.5%	15.8%
Net interest margin (TE) from continuing operations	3.00%	3.06%	3.18%	N/A	N/A

(a)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

(b)	9/30/19 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 3Q19 vs.
	3Q19	2Q19	3Q18	2Q19	3Q18
Net interest income (TE)	$980	$989	$993	(.9)%	(1.3)%
Noninterest income	650	622	609	4.5	6.7
Total revenue	$1,630	$1,611	$1,602	1.2%	1.7%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $980 million for the third quarter of 2019, compared to taxable-equivalent net interest income of $993 million for the third quarter of 2018. The decrease in net interest income reflects a lower net interest margin, driven by higher interest-bearing deposit costs, and lower loan fees. Additionally, purchase accounting accretion declined $9 million. These declines were partially offset by higher earning asset balances.

Compared to the second quarter of 2019, taxable-equivalent net interest income decreased by $9 million. The decrease was driven by a lower net interest margin, resulting from a decline in interest rates, and lower loan fees. These declines were partially offset by higher earning asset balances, driven by solid consumer and commercial loan growth, and one additional day in the quarter.

Noninterest Income

dollars in millions				Change 3Q19 vs.
	3Q19	2Q19	3Q18	2Q19	3Q18
Trust and investment services income	$118	$122	$117	(3.3)%	.9%
Investment banking and debt placement fees	176	163	166	8.0	6.0
Service charges on deposit accounts	86	83	85	3.6	1.2
Operating lease income and other leasing gains	42	44	35	(4.5)	20.0
Corporate services income	63	53	52	18.9	21.2
Cards and payments income	69	73	69	(5.5)	—
Corporate-owned life insurance income	32	33	34	(3.0)	(5.9)
Consumer mortgage income	14	10	9	40.0	55.6
Mortgage servicing fees	23	24	19	(4.2)	21.1
Other income	27	17	23	58.8	17.4
Total noninterest income	$650	$622	$609	4.5%	6.7%

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Key’s noninterest income was $650 million for the third quarter of 2019, compared to $609 million for the year-ago quarter. The increase reflects growth in investment banking and debt placement fees, which reached a record third quarter level, as well as growth in corporate services income, due to higher derivatives income. Investments made in Key's mortgage business continue to drive consumer mortgage income and mortgage servicing fees.

Compared to the second quarter of 2019, noninterest income increased by $28 million, due to growth in investment banking and debt placement fees and corporate services income, due to higher derivatives income, as well as consumer mortgage income.

Noninterest Expense

dollars in millions				Change 3Q19 vs.
	3Q19	2Q19	3Q18	2Q19	3Q18
Personnel expense	$547	$589	$553	(7.1)%	(1.1)%
Nonpersonnel expense	392	430	411	(8.8)	(4.6)
Total noninterest expense	$939	$1,019	$964	(7.9)%	(2.6)%

Key’s noninterest expense was $939 million for the third quarter of 2019, compared to $964 million in the year-ago quarter and $1.0 billion in the prior quarter. The prior quarter included notable items of $52 million, primarily efficiency-related expenses, while no notable items were reported in the current quarter or the year-ago period.

Noninterest expense decreased by $25 million from the year-ago period, reflecting the successful implementation of Key's expense initiatives and the elimination of the FDIC surcharge. These expenses were partially offset by Laurel Road acquisition expenses.

Excluding notable items, noninterest expense decreased $28 million from the prior quarter, reflecting the successful implementation of Key's expense initiatives, which drove lower salaries and declines across most non-personnel expenses.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 3Q19 vs.
	3Q19	2Q19	3Q18	2Q19	3Q18
Commercial and industrial (a)	$48,322	$47,227	$44,749	2.3%	8.0%
Other commercial loans	19,016	19,765	20,471	(3.8)	(7.1)
Total consumer loans	24,618	23,793	23,247	3.5	5.9
Total loans	$91,956	$90,785	$88,467	1.3%	3.9%

(a)
Commercial and industrial average loan balances include $144 million, $141 million, and $128 million of assets from commercial credit cards at September 30, 2019, June 30, 2019, and September 30, 2018, respectively.

Average loans were $92.0 billion for the third quarter of 2019, an increase of $3.5 billion compared to the third quarter of 2018. Commercial loans increased $2.1 billion, reflecting broad-based growth in commercial and industrial loans, partially offset by declines in commercial mortgage and construction loans. Consumer loans increased $1.4 billion, driven by solid growth from Laurel Road, residential mortgage loans, and indirect auto lending. Home equity loans declined $927 million, largely the result of continued paydowns in home equity lines of credit.

Compared to the second quarter of 2019, average loans increased by $1.2 billion, driven by solid growth in commercial and industrial loans, partially offset by a decline in commercial mortgage loans. Consumer loans increased $825 million from the prior quarter, as growth from Laurel Road, residential

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

mortgage, and indirect auto more than offset the decline in home equity loans. Laurel Road originations were $500 million in the current quarter.

Average Deposits

dollars in millions				Change 3Q19 vs.
	3Q19	2Q19	3Q18	2Q19	3Q18
Non-time deposits	$97,205	$95,885	$92,414	1.4%	5.2%
Certificates of deposit ($100,000 or more)	7,625	8,147	8,186	(6.4)	(6.9)
Other time deposits	5,449	5,569	5,026	(2.2)	8.4
Total deposits	$110,279	$109,601	$105,626.6%		4.4%

Cost of total deposits	.82%	.82%	.53%	N/A	N/A

N/A = Not Applicable

Average deposits totaled $110.3 billion for the third quarter of 2019, an increase of $4.7 billion compared to the year-ago quarter, reflecting growth from consumer and commercial relationships.

Compared to the second quarter of 2019, average deposits increased by $678 million, primarily driven by continued growth from consumer relationships, as well as short-term commercial deposits.

ASSET QUALITY

dollars in millions				Change 3Q19 vs.
	3Q19	2Q19	3Q18	2Q19	3Q18
Net loan charge-offs	$196	$65	$60	201.5%	226.7%
Net loan charge-offs to average total loans	.85%	.29%	.27%	N/A	N/A
Nonperforming loans at period end (a)	$585	$561	$645	4.3	(9.3)
Nonperforming assets at period end (a)	711	608	674	16.9	5.5
Allowance for loan and lease losses	893	890	887.3		.7
Allowance for loan and lease losses to nonperforming loans (a)	152.6%	158.6%	137.5%	N/A	N/A
Provision for credit losses	$200	$74	$62	170.3%	222.6%

(a)	Nonperforming loan balances exclude $497 million, $518 million, and $606 million of purchased credit impaired loans at September 30, 2019, June 30, 2019, and September 30, 2018, respectively.
N/A = Not Applicable

In the third quarter of 2019, Key realized a $123 million pre-tax loss related to a previously disclosed fraud incident. Excluding the fraud loss, Key’s provision for credit losses was $77 million for the third quarter of 2019, compared to $62 million for the third quarter of 2018 and $74 million for the second quarter of 2019. Key’s allowance for loan and lease losses was $893 million, or .96% of total period-end loans at September 30, 2019, compared to .99% at September 30, 2018, and .97% at June 30, 2019.

Excluding the fraud loss, net loan charge-offs for the third quarter of 2019 totaled $73 million, or .31% of average total loans. These results compare to $60 million, or .27%, for the third quarter of 2018, and $65 million, or .29%, for the second quarter of 2019.

At September 30, 2019, Key’s nonperforming loans totaled $585 million, which represented .63% of period-end portfolio loans. These results compare to .72% at September 30, 2018, and .61% at June 30, 2019. Nonperforming assets at September 30, 2019, totaled $711 million, and represented .77% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .75% at September 30, 2018, and .66% at June 30, 2019.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2019.

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Capital Ratios

	9/30/2019	6/30/2019	9/30/2018
Common Equity Tier 1 (a)	9.52%	9.57%	9.95%
Tier 1 risk-based capital (a)	10.96	11.01	11.11
Total risk based capital (a)	12.96	13.03	12.99
Tangible common equity to tangible assets (b)	8.58	8.59	8.05
Leverage (a)	9.92	10.00	10.03

(a)	9/30/2019 ratio is estimated.

(b)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

Key's capital position remained strong in the third quarter of 2019. As shown in the preceding table, at September 30, 2019, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.52% and 10.96%, respectively. Key's tangible common equity ratio was 8.58% at September 30, 2019.

As a “standardized approach” banking organization, Key’s mandatory compliance with the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”) began on January 1, 2015, subject to transitional provisions. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 9.44% at September 30, 2019. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 3Q19 vs.
	3Q19	2Q19	3Q18	2Q19	3Q18
Shares outstanding at beginning of period	1,003,114	1,013,186	1,058,944	(1.0)%	(5.3)%
Open market repurchases and return of shares under employee compensation plans	(15,076)	(10,412)	(25,418)	44.8	(40.7)
Shares issued under employee compensation plans (net of cancellations)	500	340	761	47.1	(34.3)
Shares outstanding at end of period	988,538	1,003,114	1,034,287	(1.5)%	(4.4)%

Consistent with Key's 2019 Capital Plan, during the third quarter of 2019, Key declared a dividend of $.185 per common share, representing a 9% increase from the prior quarter. Key also completed $248 million of common share repurchases during the quarter.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Major Business Segments

dollars in millions				Change 3Q19 vs.
	3Q19	2Q19	3Q18	2Q19	3Q18
Revenue from continuing operations (TE)
Consumer Bank	$833	$825	$809	1.0%	3.0%
Commercial Bank	779	760	753	2.5	3.5
Other (a)	18	26	40	(30.8)	(55.0)%
Total	$1,630	$1,611	$1,602	1.2%	1.7%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$194	$177	$168	9.6%	15.5%
Commercial Bank	304	277	274	9.7	10.9
Other (a), (b)	(82)	(29)	40	N/M	N/M
Total	$416	$425	$482	(2.1)%	(13.7)%

(a)
Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.

(b)	Other segments included $94 million, after tax, of notable items related to a previously disclosed fraud loss for the third quarter of 2019; additional detail can be found on page 24 of this release.
TE = Taxable Equivalent, N/M = Not Meaningful

Consumer Bank

dollars in millions				Change 3Q19 vs.
	3Q19	2Q19	3Q18	2Q19	3Q18
Summary of operations
Net interest income (TE)	$595	$594	$583.2%		2.1%
Noninterest income	238	231	226	3.0	5.3
Total revenue (TE)	833	825	809	1.0	3.0
Provision for credit losses	48	40	32	20.0	50.0
Noninterest expense	531	552	557	(3.8)	(4.7)
Income (loss) before income taxes (TE)	254	233	220	9.0	15.5
Allocated income taxes (benefit) and TE adjustments	60	56	52	7.1	15.4
Net income (loss) attributable to Key	$194	$177	$168	9.6%	15.5%

Average balances
Loans and leases	$32,760	$31,881	$31,172	2.8%	5.1%
Total assets	36,417	35,469	34,368	2.7	6.0
Deposits	72,995	72,303	69,124	1.0	5.6

Assets under management at period end	$39,416	$38,942	$40,575	1.2%	(2.9)%

TE = Taxable Equivalent

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Additional Consumer Bank Data

dollars in millions				Change 3Q19 vs.
	3Q19	2Q19	3Q18	2Q19	3Q18
Noninterest income
Trust and investment services income	$90	$91	$89	(1.1)%	1.1
Service charges on deposit accounts	58	56	57	3.6	1.8%
Cards and payments income	52	54	52	(3.7)	.0
Other noninterest income	38	30	28	26.7	35.7
Total noninterest income	$238	$231	$226	3.0%	5.3%

Average deposit balances
NOW and money market deposit accounts	$43,638	$42,800	$40,540	2.0%	7.6%
Savings deposits	4,406	4,506	4,749	(2.2)	(7.2)
Certificates of deposit ($100,000 or more)	6,488	6,644	5,384	(2.3)	20.5
Other time deposits	5,430	5,549	5,014	(2.1)	8.3
Noninterest-bearing deposits	13,033	12,804	13,437	1.8	(3.0)
Total deposits	$72,995	$72,303	$69,124	1.0%	5.6%

Home equity loans
Average balance	$10,413	$10,618	$11,317
Combined weighted-average loan-to-value ratio (at date of origination)	70%	70%	70%
Percent first lien positions	60	60	60

Other data
Branches	1,101	1,102	1,166
Automated teller machines	1,422	1,430	1,518

Consumer Bank Summary of Operations (3Q19 vs. 3Q18)

•	Net income attributable to Key of $194 million for the third quarter of 2019, compared to $168 million for the year-ago quarter

•	Taxable equivalent net interest income increased by $12 million, or 2.1%, from the third quarter of 2018. The increase in net interest income was primarily driven by balance sheet growth

•
Average loans and leases increased $1.6 billion, or 5.1%. This was driven by Laurel Road along with strength in residential mortgage and indirect auto lending. This growth was partially offset by a $904 million, or 8.0%, decrease in home equity balances

•	Average deposits increased $3.9 billion, or 5.6%, from the third quarter of 2018. This was driven by growth in money market and certificates of deposit, reflecting Key’s relationship strategy

•	Provision for credit losses increased $16 million compared to the third quarter of 2018, driven by balance sheet growth. Credit quality remained stable to the year-ago quarter

•	Noninterest income increased $12 million, or 5.3%, from the year ago quarter. This was primarily driven by growth in consumer mortgage income which increased $5 million, or 55.6%

•
Noninterest expense decreased $26 million, or 4.7%, from the year ago quarter. The decline reflects the benefit of efficiency initiatives, strong expense discipline, and the elimination of the FDIC quarterly surcharge. The decline in expense was partially offset by expenses related to the acquisition of Laurel Road

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Commercial Bank

dollars in millions				Change 3Q19 vs.
	3Q19	2Q19	3Q18	2Q19	3Q18
Summary of operations
Net interest income (TE)	$399	$405	$415	(1.5)%	(3.9)%
Noninterest income	380	355	338	7.0	12.4
Total revenue (TE)	779	760	753	2.5	3.5
Provision for credit losses	32	33	31	(3.0)	3.2
Noninterest expense	372	389	385	(4.4)	(3.4)
Income (loss) before income taxes (TE)	375	338	337	10.9	11.3
Allocated income taxes and TE adjustments	71	61	63	16.4	12.7
Net income (loss) attributable to Key	$304	$277	$274	9.7%	10.9%

Average balances
Loans and leases	$58,215	$57,918	$56,096.5%		3.8%
Loans held for sale	1,325	1,168	1,042	13.4	27.2
Total assets	66,549	65,901	63,488	1.0	4.8
Deposits	36,204	35,960	33,603	0.7%	7.7%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Commercial Bank Data

dollars in millions				Change 3Q19 vs.
	3Q19	2Q19	3Q18	2Q19	3Q18
Noninterest income
Trust and investment services income	$28	$31	$28	(9.7)%	—%
Investment banking and debt placement fees	176	163	165	8.0	6.7
Operating lease income and other leasing gains	40	43	36	(7.0)	11.1

Corporate services income	56	50	46	12.0	21.7
Service charges on deposit accounts	27	27	28	—	(3.6)
Cards and payments income	16	17	17	(5.9)	(5.9)
Payments and services income	99	94	91	5.3	8.8

Mortgage servicing fees	20	20	15	—	33.3
Other noninterest income	17	4	3	325.0	466.7
Total noninterest income	$380	$355	$338	7.0%	12.4%

N/M = Not Meaningful

Commercial Bank Summary of Operations (3Q19 vs. 3Q18)

•	Net income attributable to Key of $304 million for the third quarter of 2019, compared to $274 million for the year-ago quarter

•	Taxable-equivalent net interest income decreased by $16 million, or 3.9%, compared to the third quarter of 2018, driven by lower purchase accounting accretion and loan spread compression

•	Average loan and lease balances increased $2.1 billion, or 3.8%, compared to the third quarter of 2018 driven by broad-based growth in commercial and industrial loans

•	Average deposit balances increased $2.6 billion, or 7.7%, compared to the third quarter of 2018, driven by growth in core deposits

•	Provision for credit losses increased $1 million compared to the third quarter of 2018. Credit quality remained relatively stable compared to the third quarter of 2018

•
Noninterest income increased $42 million, or 12.4%, from the prior year. Investment banking and debt placement fees increased $11 million, or 6.7%, from the prior year, primarily related to strength in commercial mortgage fees. Corporate services income increased $10 million, or 21.7%, driven by increased client activity related to derivatives

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

•
Noninterest expense decreased by $13 million, or 3.4%, from the third quarter of 2018. The decline reflects the benefit of efficiency initiatives, strong expense discipline, and the elimination of the FDIC quarterly surcharge

*******************************************

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $146.7 billion at September 30, 2019.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of over 1,100 branches and more than 1,400 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Emily J. Mills	Tracy Pesho
216.689.7781	216.471.2825
emills@key.com	Tracy_Pesho@KeyBank.com

Melanie S. Kaiser	Twitter: @keybank
216.689.4545
Melanie_S_Kaiser@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2018, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, October 17, 2019. An audio replay of the call will be available through October 27, 2019.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

KeyCorp
Third Quarter 2019
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	9/30/2019	6/30/2019	9/30/2018
Summary of operations
Net interest income (TE)	$980	$989	$993
Noninterest income	650	622	609
Total revenue (TE)	1,630	1,611	1,602
Provision for credit losses	200	74	62
Noninterest expense	939	1,019	964
Income (loss) from continuing operations attributable to Key	413	423	482
Income (loss) from discontinued operations, net of taxes	3	2	—
Net income (loss) attributable to Key	416	425	482

Income (loss) from continuing operations attributable to Key common shareholders	383	403	468
Income (loss) from discontinued operations, net of taxes	3	2	—
Net income (loss) attributable to Key common shareholders	386	405	468

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.39	$.40	$.45
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.39	.40	.45

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.38	.40	.45
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.39	.40	.45

Cash dividends declared	.185	.17	.17
Book value at period end	15.44	15.07	13.33
Tangible book value at period end	12.48	12.12	10.59
Market price at period end	17.84	17.75	19.89

Performance ratios
From continuing operations:
Return on average total assets	1.14%	1.19%	1.40%
Return on average common equity	9.99	10.94	13.36
Return on average tangible common equity (b)	12.38	13.69	16.81
Net interest margin (TE)	3.00	3.06	3.18
Cash efficiency ratio (b)	56.0	61.9	58.7

From consolidated operations:
Return on average total assets	1.14%	1.19%	1.39%
Return on average common equity	10.07	11.00	13.36
Return on average tangible common equity (b)	12.48	13.75	16.81
Net interest margin (TE)	2.98	3.05	3.16
Loan to deposit (c)	85.3	86.1	87.0

Capital ratios at period end
Key shareholders’ equity to assets	11.67%	11.74%	10.96%
Key common shareholders’ equity to assets	10.40	10.46	9.93
Tangible common equity to tangible assets (b)	8.58	8.59	8.05
Common Equity Tier 1 (d)	9.52	9.57	9.95
Tier 1 risk-based capital (d)	10.96	11.01	11.11
Total risk-based capital (d)	12.96	13.03	12.99
Leverage (d)	9.92	10.00	10.03

Asset quality — from continuing operations
Net loan charge-offs	$196	$65	$60
Net loan charge-offs to average loans	.85%	.29%	.27%
Allowance for loan and lease losses	$893	$890	$887
Allowance for credit losses	958	954	947
Allowance for loan and lease losses to period-end loans	.96%	.97%	0.99%
Allowance for credit losses to period-end loans	1.03	1.04	1.06
Allowance for loan and lease losses to nonperforming loans (e)	152.6	158.6	137.5
Allowance for credit losses to nonperforming loans (e)	163.8	170.1	146.8
Nonperforming loans at period-end (e)	$585	$561	$645
Nonperforming assets at period-end (e)	711	608	674
Nonperforming loans to period-end portfolio loans (e)	.63%	.61%	.72%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (e)	.77	.66	.75

Trust assets
Assets under management	$39,416	$38,942	$40,575

Other data
Average full-time equivalent employees	16,898	17,206	18,150
Branches	1,101	1,102	1,166

Taxable-equivalent adjustment	$8	$8	$7

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Financial Highlights (continued)
(dollars in millions, except per share amounts)
	Nine months ended
	9/30/2019	9/30/2018
Summary of operations
Net interest income (TE)	$2,954	$2,932
Noninterest income	1,808	1,870
Total revenue (TE)	4,762	4,802
Provision for credit losses	336	187
Noninterest expense	2,921	2,963
Income (loss) from continuing operations attributable to Key	1,242	1,377
Income (loss) from discontinued operations, net of taxes	6	5
Net income (loss) attributable to Key	1,248	1,382

Income (loss) from continuing operations attributable to Key common shareholders	$1,172	$1,334
Income (loss) from discontinued operations, net of taxes	6	5
Net income (loss) attributable to Key common shareholders	1,178	1,339

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$1.17	$1.27
Income (loss) from discontinued operations, net of taxes	.01	.01
Net income (loss) attributable to Key common shareholders (a)	1.18	1.28

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	1.16	1.26
Income (loss) from discontinued operations, net of taxes — assuming dilution	.01	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	1.17	1.26

Cash dividends paid	.525	.395

Performance ratios
From continuing operations:
Return on average total assets	1.17%	1.35%
Return on average common equity	10.62	12.81
Return on average tangible common equity (b)	13.23	16.16
Net interest margin (TE)	3.06	3.17
Cash efficiency ratio (b)	59.9	60.1

From consolidated operations:
Return on average total assets	1.16%	1.35%
Return on average common equity	10.68	12.86
Return on average tangible common equity (b)	13.30	16.22
Net interest margin (TE)	3.05	3.15

Asset quality — from continuing operations
Net loan charge-offs	$325	$174
Net loan charge-offs to average total loans	.48%	.26%

Other data
Average full-time equivalent employees	17,217	18,354

Taxable-equivalent adjustment	24	23

(a)	Earnings per share may not foot due to rounding.

(b)
The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(c)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.

(d)	September 30, 2019, ratio is estimated.

(e)	Nonperforming loan balances exclude $497 million, $518 million, and $606 million of purchased credit impaired loans at September 30, 2019, June 30, 2019, and September 30, 2018, respectively.

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

GAAP to Non-GAAP Reconciliations
(dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue," “cash efficiency ratio," "earnings per common share excluding notable items," "net loan charge-offs to average loans excluding notable items," and "provision for credit losses excluding notable items."

Notable items include certain revenue or expense items that may occur in a reporting period which management does not consider indicative of ongoing financial performance. Management believes it is useful to consider certain financial metrics with and without notable items, in order to enable a better understanding of company results, increase comparability of period-to-period results, and to evaluate and forecast those results.

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduced a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Nine months ended
	9/30/2019	6/30/2019	9/30/2018	9/30/2019	9/30/2018
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$17,116	$16,969	$15,208
Less: Intangible assets (a)	2,928	2,952	2,838
Preferred Stock (b)	1,856	1,856	1,421
Tangible common equity (non-GAAP)	$12,332	$12,161	$10,949
Total assets (GAAP)	$146,691	$144,545	$138,805
Less: Intangible assets (a)	2,928	2,952	2,838
Tangible assets (non-GAAP)	$143,763	$141,593	$135,967
Tangible common equity to tangible assets ratio (non-GAAP)	8.58%	8.59%	8.05%
Earnings per common share (EPS) excluding notable items
EPS from continuing operations attributable to Key common shareholders — assuming dilution (GAAP)	$.38	$.40	$.45
Plus: EPS impact of notable items	.10	.04	—
EPS from continuing operations attributable to Key common shareholders — assuming dilution excluding notable items (non-GAAP)	$.48	$.44	$.45
Pre-provision net revenue
Net interest income (GAAP)	$972	$981	$986	$2,930	$2,909
Plus: Taxable-equivalent adjustment	8	8	7	24	23
Noninterest income	650	622	609	1,808	1,870
Less: Noninterest expense	939	1,019	964	2,921	2,963
Pre-provision net revenue from continuing operations (non-GAAP)	$691	$592	$638	$1,841	$1,839
Average tangible common equity
Average Key shareholders' equity (GAAP)	$17,113	$16,531	$15,210	$16,454	$15,045
Less: Intangible assets (average) (c)	2,942	2,959	2,848	2,905	2,882
Preferred stock (average)	1,900	1,762	1,316	1,705	1,123
Average tangible common equity (non-GAAP)	$12,271	$11,810	$11,046	$11,844	$11,040
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$383	$403	$468	$1,172	$1,334
Average tangible common equity (non-GAAP)	12,271	11,810	11,046	11,844	11,040

Return on average tangible common equity from continuing operations (non-GAAP)	12.38%	13.69%	16.81%	13.23%	16.16%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$386	$405	$468	$1,178	$1,339
Average tangible common equity (non-GAAP)	12,271	11,810	11,046	11,844	11,040

Return on average tangible common equity consolidated (non-GAAP)	12.48%	13.75%	16.81%	13.30%	16.22%

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
	Three months ended			Nine months ended
	9/30/2019	6/30/2019	9/30/2018	9/30/2019	9/30/2018
Cash efficiency ratio
Noninterest expense (GAAP)	$939	$1,019	$964	$2,921	$2,963
Less: Intangible asset amortization	26	22	23	70	77
Adjusted noninterest expense (non-GAAP)	$913	$997	$941	$2,851	$2,886

Net interest income (GAAP)	$972	$981	$986	$2,930	$2,909
Plus: Taxable-equivalent adjustment	8	8	7	24	23
Noninterest income	650	622	609	1,808	1,870
Total taxable-equivalent revenue (non-GAAP)	$1,630	$1,611	$1,602	$4,762	$4,802

Cash efficiency ratio (non-GAAP)	56.0%	61.9%	58.7%	59.9%	60.1%
Net loan charge-offs to average total loans excluding notable items
Net loan charge-offs (GAAP)	$196	$65	$60	$325	$174
Less: Notable items	123	—	—	123	—
Net loan charge-offs excluding notable items (non-GAAP)	$73	$65	$60	$202	$174

Average loans outstanding	$91,956	$90,785	$88,467	$90,805	$88,018

Net loan charge-offs to average total loans excluding notable items (non-GAAP)	.31%	.29%	.27%	.30%	.26%
Provision for credit losses excluding notable items
Provision for credit losses (GAAP)	$200	$74	$62	$336	$187
Less: Notable Items	123	—	—	123	—
Provision for credit loses excluding notable items (non-GAAP)	$77	$74	$62	$213	$187

Three months ended
9/30/2019
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
Common Equity Tier 1 under current RCR	$12,288
Adjustments from current RCR to the fully phased-in RCR:
Deferred tax assets and other intangible assets (e)	—
Common Equity Tier 1 anticipated under the fully phased-in RCR (f)	$12,288

Net risk-weighted assets under current RCR	$129,099
Adjustments from current RCR to the fully phased-in RCR:
Mortgage servicing assets (g)	838
Deferred tax assets	201
All other assets	—
Total risk-weighted assets anticipated under the fully phased-in RCR (f)	$130,138

Common Equity Tier 1 ratio under the fully phased-in RCR (f)	9.44%

(a)
For the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, intangible assets exclude $9 million, $10 million, and $17 million, respectively, of period-end purchased credit card receivables.

(b)	Net of capital surplus.

(c)
For the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, average intangible assets exclude $9 million, $11 million, and $18 million, respectively, of average purchased credit card receivables. For the nine months ended September 30, 2019, and September 30, 2018, average intangible assets exclude $11 million and $21 million, respectively, of average purchase credit card receivables.

(d)	Additional detail provided in Notable Items table on page 24 of this release.

(e)
Includes the deferred tax assets subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.

(f)
The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (fully phased-in); Key is subject to the Regulatory Capital Rules under the “standardized approach.”

(g)	Item is included in the 25% exceptions bucket calculation and is risk-weighted at 250%.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Consolidated Balance Sheets
(dollars in millions)

	9/30/2019	6/30/2019	9/30/2018
Assets
Loans	$92,760	$91,937	$89,268
Loans held for sale	1,598	1,790	1,618
Securities available for sale	22,378	21,528	18,341
Held-to-maturity securities	10,490	10,878	11,869
Trading account assets	963	1,005	958
Short-term investments	3,351	2,443	2,272
Other investments	620	632	681
Total earning assets	132,160	130,213	125,007
Allowance for loan and lease losses	(893)	(890)	(887)
Cash and due from banks	636	607	319
Premises and equipment	815	829	891
Goodwill	2,664	2,664	2,516
Other intangible assets	272	298	338
Corporate-owned life insurance	4,216	4,201	4,156
Accrued income and other assets	5,881	5,633	5,308
Discontinued assets	940	990	1,157
Total assets	$146,691	144,545	138,805

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$65,604	$63,619	$57,219
Savings deposits	4,668	4,747	4,948
Certificates of deposit ($100,000 or more)	7,194	8,084	8,453
Other time deposits	5,300	5,524	5,130
Total interest-bearing deposits	82,766	81,974	75,750
Noninterest-bearing deposits	28,883	27,972	30,030
Total deposits	111,649	109,946	105,780
Federal funds purchased and securities sold under repurchase agreements	182	161	1,285
Bank notes and other short-term borrowings	700	720	637
Accrued expense and other liabilities	2,574	2,435	2,044
Long-term debt	14,470	14,312	13,849
Total liabilities	129,575	127,574	123,595

Equity
Preferred stock	1,900	1,900	1,450
Common shares	1,257	1,257	1,257
Capital surplus	6,287	6,266	6,315
Retained earnings	12,209	12,005	11,262
Treasury stock, at cost	(4,696)	(4,457)	(3,910)
Accumulated other comprehensive income (loss)	159	(2)	(1,166)
Key shareholders’ equity	17,116	16,969	15,208
Noncontrolling interests	—	2	2
Total equity	17,116	16,971	15,210
Total liabilities and equity	$146,691	$144,545	$138,805

Common shares outstanding (000)	988,538	1,003,114	1,034,287

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Nine months ended
	9/30/2019	6/30/2019	9/30/2018	9/30/2019	9/30/2018
Interest income
Loans	$1,073	$1,082	$1,025	$3,221	$2,965
Loans held for sale	18	15	12	46	40
Securities available for sale	136	135	102	400	294
Held-to-maturity securities	64	67	72	199	213
Trading account assets	7	9	7	24	21
Short-term investments	16	17	15	49	31
Other investments	3	4	6	11	17
Total interest income	1,317	1,329	1,239	3,950	3,581
Interest expense
Deposits	227	223	140	652	343
Federal funds purchased and securities sold under repurchase agreements	—	—	1	1	10
Bank notes and other short-term borrowings	4	5	4	13	17
Long-term debt	114	120	108	354	302
Total interest expense	345	348	253	1,020	672
Net interest income	972	981	986	2,930	2,909
Provision for credit losses	200	74	62	336	187
Net interest income after provision for credit losses	772	907	924	2,594	2,722
Noninterest income
Trust and investment services income	118	122	117	355	378
Investment banking and debt placement fees	176	163	166	449	464
Service charges on deposit accounts	86	83	85	251	265
Operating lease income and other leasing gains	42	44	35	123	61
Corporate services income	63	53	52	171	175
Cards and payments income	69	73	69	208	202
Corporate-owned life insurance income	32	33	34	97	98
Consumer mortgage income	14	10	9	32	23
Mortgage servicing fees	23	24	19	68	61
Other income (a)	27	17	23	54	143
Total noninterest income	650	622	609	1,808	1,870
Noninterest expense
Personnel	547	589	553	1,699	1,733
Net occupancy	72	73	76	217	233
Computer processing	53	56	52	163	155
Business services and professional fees	43	45	43	132	135
Equipment	27	24	27	75	79
Operating lease expense	33	32	31	91	88
Marketing	26	24	26	69	77
FDIC assessment	7	9	21	23	63
Intangible asset amortization	26	22	23	70	77
OREO expense, net	3	4	3	10	5
Other expense	102	141	109	372	318
Total noninterest expense	939	1,019	964	2,921	2,963
Income (loss) from continuing operations before income taxes	483	510	569	1,481	1,629
Income taxes	70	87	87	239	252
Income (loss) from continuing operations	413	423	482	1,242	1,377
Income (loss) from discontinued operations, net of taxes	3	2	—	6	5
Net income (loss)	416	425	482	1,248	1,382
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	—
Net income (loss) attributable to Key	$416	$425	$482	$1,248	$1,382

Income (loss) from continuing operations attributable to Key common shareholders	$383	$403	$468	$1,172	$1,334
Net income (loss) attributable to Key common shareholders	386	405	468	1,178	1,339
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.39	$.40	$.45	$1.17	$1.27
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.39	.40	.45	1.18	1.28
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.38	$.40	$.45	$1.16	$1.26
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.39	.40	.45	1.17	1.26

Cash dividends declared per common share	$.185	$.17	$.17	$.525	$.395

Weighted-average common shares outstanding (000)	988,319	999,163	1,036,479	998,268	1,048,397
Effect of common share options and other stock awards	10,009	8,801	13,497	9,632	14,419
Weighted-average common shares and potential common shares outstanding (000) (c)	998,328	1,007,964	1,049,976	1,007,900	1,062,816

(a)
For the three and nine months ended September 30, 2019, net securities gains (losses) totaled $15 million. For the three months ended June 30, 2019, and September 30, 2018, and the nine months ended September 30, 2018, net securities gains (losses) totaled less than $1 million. For the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, and the nine months ended September 30, 2019 and September 30, 2018, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Third Quarter 2019			Second Quarter 2019			Third Quarter 2018
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$48,322	$543	4.46%	$47,227	$547	4.65%	$44,749	$495	4.39%
Real estate — commercial mortgage	13,056	163	4.95	13,866	175	5.06	14,268	176	4.89
Real estate — construction	1,463	19	5.22	1,423	20	5.41	1,759	22	5.05
Commercial lease financing	4,497	42	3.68	4,476	41	3.65	4,444	43	3.88
Total commercial loans	67,338	767	4.52	66,992	783	4.69	65,220	736	4.49
Real estate — residential mortgage	6,256	62	3.97	5,790	58	4.03	5,466	55	3.99
Home equity loans	10,488	132	4.97	10,701	135	5.05	11,415	137	4.80
Consumer direct loans	2,548	45	6.99	2,352	43	7.39	1,789	35	7.71
Credit cards	1,100	32	11.59	1,091	31	11.26	1,095	32	11.43
Consumer indirect loans	4,226	43	4.10	3,859	40	4.15	3,482	37	4.25
Total consumer loans	24,618	314	5.07	23,793	307	5.17	23,247	296	5.06
Total loans	91,956	1,081	4.67	90,785	1,090	4.81	88,467	1,032	4.64
Loans held for sale	1,558	18	4.65	1,302	15	4.56	1,117	12	4.59
Securities available for sale (b), (e)	21,867	136	2.52	21,086	135	2.54	17,631	102	2.22
Held-to-maturity securities (b)	10,684	64	2.41	11,058	67	2.41	12,065	72	2.40
Trading account assets	884	7	3.00	1,124	9	3.28	787	7	3.37
Short-term investments	2,861	16	2.19	3,200	17	2.23	2,928	15	1.93
Other investments (e)	624	3	1.82	640	4	2.00	685	6	3.27
Total earning assets	130,434	1,325	4.05	129,195	1,337	4.14	123,680	1,246	3.98
Allowance for loan and lease losses	(881)			(881)			(886)
Accrued income and other assets	14,605			14,321			13,935
Discontinued assets	957			1,009			1,186
Total assets	$145,115			$143,644			$137,915
Liabilities
NOW and money market deposit accounts	$64,595	154.94		$63,071	147.93		$56,391	82.58
Savings deposits	4,709	1.10		4,781	1.09		5,413	3.20
Certificates of deposit ($100,000 or more)	7,625	45	2.37	8,147	48	2.37	8,186	38	1.86
Other time deposits	5,449	27	1.96	5,569	27	1.93	5,026	17	1.40
Total interest-bearing deposits	82,378	227	1.09	81,568	223	1.10	75,016	140.74
Federal funds purchased and securities sold under repurchase agreements	187	—	.50	194	—	.20	552	1	1.00
Bank notes and other short-term borrowings	626	4	2.04	842	5	2.46	596	4	2.76
Long-term debt (f), (g)	13,347	114	3.51	13,213	120	3.67	12,678	108	3.34
Total interest-bearing liabilities	96,538	345	1.42	95,817	348	1.46	88,842	253	1.13
Noninterest-bearing deposits	27,901			28,033			30,610
Accrued expense and other liabilities	2,605			2,253			2,065
Discontinued liabilities (g)	957			1,009			1,186
Total liabilities	128,001			127,112			122,703
Equity
Key shareholders’ equity	17,113			16,531			15,210
Noncontrolling interests	1			1			2
Total equity	17,114			16,532			15,212
Total liabilities and equity	$145,115			$143,644			$137,915
Interest rate spread (TE)			2.63%			2.68%			2.85%
Net interest income (TE) and net interest margin (TE)		980	3.00%		989	3.06%		993	3.18%
TE adjustment (b)		8			8			7
Net interest income, GAAP basis		$972			$981			$986

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)
Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $144 million, $141 million, and $128 million of assets from commercial credit cards for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Nine months ended September 30, 2019			Nine months ended September 30, 2018
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$47,191	$1,622	4.59%	$44,178	$1,414	4.28%
Real estate — commercial mortgage	13,744	517	5.03	14,137	513	4.85
Real estate — construction	1,482	60	5.37	1,834	67	4.88
Commercial lease financing	4,490	124	3.66	4,552	125	3.67
Total commercial loans	66,907	2,323	4.64	64,701	2,119	4.38
Real estate — residential mortgage	5,866	176	4.00	5,466	163	3.97
Home equity loans	10,726	404	5.03	11,629	406	4.67
Consumer direct loans	2,256	125	7.42	1,774	101	7.59
Credit cards	1,099	95	11.55	1,085	92	11.32
Consumer indirect loans	3,951	122	4.13	3,363	107	4.27
Total consumer loans	23,898	922	5.15	23,317	869	4.98
Total loans	90,805	3,245	4.77	88,018	2,988	4.54
Loans held for sale	1,329	46	4.64	1,226	40	4.40
Securities available for sale (b), (e)	21,059	400	2.52	17,653	294	2.14
Held-to-maturity securities (b)	11,035	199	2.41	12,111	213	2.35
Trading account assets	988	24	3.22	879	21	3.19
Short-term investments	2,930	49	2.23	2,334	31	1.76
Other investments (e)	639	11	2.18	706	17	3.10
Total earning assets	128,785	3,974	4.12	122,927	3,604	3.90
Allowance for loan and lease losses	(880)			(879)
Accrued income and other assets	14,414			13,966
Discontinued assets	1,010			1,243
Total assets	$143,329			$137,257
Liabilities
NOW and money market deposit accounts	$62,827	431.92		$54,891	187.46
Savings deposits	4,767	3.09		5,971	13.28
Certificates of deposit ($100,000 or more)	8,046	140	2.33	7,563	97	1.72
Other time deposits	5,506	78	1.90	4,947	46	1.25
Total interest-bearing deposits	81,146	652	1.07	73,372	343.63
Federal funds purchased and securities sold under repurchase agreements	262	1.63		1,146	10	1.22
Bank notes and other short-term borrowings	706	13	2.43	1,015	17	2.19
Long-term debt (f), (g)	13,241	354	3.62	12,631	302	3.17
Total interest-bearing liabilities	95,355	1,020	1.43	88,164	672	1.02
Noninterest-bearing deposits	28,016			30,701
Accrued expense and other liabilities	2,493			2,102
Discontinued liabilities (g)	1,010			1,243
Total liabilities	126,874			122,210
Equity
Key shareholders’ equity	16,454			15,045
Noncontrolling interests	1			2
Total equity	16,455			15,047
Total liabilities and equity	$143,329			$137,257
Interest rate spread (TE)			2.69%			2.88%
Net interest income (TE) and net interest margin (TE)		2,954	3.06%		2,932	3.17%
TE adjustment (b)		24			23
Net interest income, GAAP basis		$2,930			$2,909

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)
Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% and 35% for the nine months ended September 30, 2019, and September 30, 2018, respectively.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $139 million and $125 million of assets from commercial credit cards for the nine months ended September 30, 2019, and September 30, 2018, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Noninterest Expense
(dollars in millions)

	Three months ended			Nine months ended
	9/30/2019	6/30/2019	9/30/2018	9/30/2019	9/30/2018
Personnel (a)	$547	$589	$553	$1,699	$1,733
Net occupancy	72	73	76	217	233
Computer processing	53	56	52	163	155
Business services and professional fees	43	45	43	132	135
Equipment	27	24	27	75	79
Operating lease expense	33	32	31	91	88
Marketing	26	24	26	69	77
FDIC assessment	7	9	21	23	63
Intangible asset amortization	26	22	23	70	77
OREO expense, net	3	4	3	10	5
Other expense	102	141	109	372	318
Total noninterest expense	$939	$1,019	$964	$2,921	$2,963
Average full-time equivalent employees (b)	16,898	17,206	18,150	17,217	18,354

(a)	Additional detail provided in Personnel Expense table below.

(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Nine months ended
	9/30/2019	6/30/2019	9/30/2018	9/30/2019	9/30/2018
Salaries and contract labor	$314	$322	$335	$956	$1,015
Incentive and stock-based compensation	143	155	138	430	430
Employee benefits	87	83	79	263	266
Severance	3	29	1	50	22
Total personnel expense	$547	$589	$553	$1,699	$1,733

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Loan Composition
(dollars in millions)

				Percent change 9/30/2019 vs
	9/30/2019	6/30/2019	9/30/2018	6/30/2019	9/30/2018
Commercial and industrial (a)	$48,362	$48,544	$45,023	(.4)%	7.4%
Commercial real estate:
Commercial mortgage	13,167	13,299	14,716	(1.0)	(10.5)
Construction	1,480	1,439	1,763	2.8	(16.1)
Total commercial real estate loans	14,647	14,738	16,479	(.6)	(11.1)
Commercial lease financing (b)	4,470	4,578	4,470	(2.4)	—
Total commercial loans	67,479	67,860	65,972	(.6)	2.3
Residential — prime loans:
Real estate — residential mortgage	6,527	6,053	5,497	7.8	18.7
Home equity loans	10,456	10,575	11,339	(1.1)	(7.8)
Total residential — prime loans	16,983	16,628	16,836	2.1	.9
Consumer direct loans	2,789	2,350	1,807	18.7	54.3
Credit cards	1,105	1,096	1,098.8		.6
Consumer indirect loans	4,404	4,003	3,555	10.0	23.9
Total consumer loans	25,281	24,077	23,296	5.0	8.5
Total loans (c)	$92,760	$91,937	$89,268.9%		3.9%

(a)	Loan balances include $147 million, $143 million, and $128 million of commercial credit card balances at September 30, 2019, June 30, 2019, and September 30, 2018, respectively.

(b)
Commercial lease financing includes receivables held as collateral for a secured borrowing of $10 million, $11 million, and $12 million at September 30, 2019, June 30, 2019, and September 30, 2018, respectively. Principal reductions are based on the cash payments received from these related receivables.

(c)
Total loans exclude loans of $915 million at September 30, 2019, $964 million at June 30, 2019, and $1.1 billion at September 30, 2018, related to the discontinued operations of the education lending business.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 9/30/2019 vs
	9/30/2019	6/30/2019	9/30/2018	6/30/2019	9/30/2018
Commercial and industrial	$195	$255	$97	(23.5)%	101.0%
Real estate — commercial mortgage	1,123	1,123	1,433	—	(21.6)
Commercial lease financing	100	—	1	N/M	N/M
Real estate — residential mortgage	120	164	87	(26.8)	37.9
Consumer direct loans	60	248	—	(75.8)	N/M
Total loans held for sale (a)	$1,598	$1,790	$1,618	(10.7)%	(1.2)%

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $120 million at September 30, 2019, $164 million at June 30, 2019, and $87 million at September 30, 2018.

Summary of Changes in Loans Held for Sale
(in millions)

	3Q19	2Q19	1Q19	4Q18	3Q18
Balance at beginning of period	$1,790	$894	$1,227	$1,618	$1,418
New originations	3,222	3,218	1,676	5,057	2,976
Transfers from (to) held to maturity, net	237	42	6	24	4
Loan sales	(3,602)	(2,358)	(2,017)	(5,448)	(2,491)
Loan draws (payments), net	(49)	(6)	2	(24)	(289)
Balance at end of period (a)	$1,598	$1,790	$894	$1,227	$1,618

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $120 million at September 30, 2019, $164 million at June 30, 2019, $71 million at March 31, 2019, $54 million at December 31, 2018, and $87 million at September 30, 2018.

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended			Nine months ended
	9/30/2019	6/30/2019	9/30/2018	9/30/2019	9/30/2018
Average loans outstanding	$91,956	$90,785	$88,467	$90,805	$88,018
Allowance for loan and lease losses at beginning of period	$890	$883	$887	$883	$877
Loans charged off:
Commercial and industrial	176	30	38	242	114

Real estate — commercial mortgage	—	1	6	6	9
Real estate — construction	—	—	—	4	—
Total commercial real estate loans	—	1	6	10	9
Commercial lease financing	1	16	4	25	9
Total commercial loans	177	47	48	277	132
Real estate — residential mortgage	1	1	2	3	3
Home equity loans	6	6	4	16	14
Consumer direct loans	10	10	10	30	27
Credit cards	11	12	10	34	34
Consumer indirect loans	8	8	7	24	22
Total consumer loans	36	37	33	107	100
Total loans charged off	213	84	81	384	232
Recoveries:
Commercial and industrial	6	6	5	22	18

Real estate — commercial mortgage	—	1	1	2	2
Real estate — construction	—	—	—	—	1
Total commercial real estate loans	—	1	1	2	3
Commercial lease financing	1	2	3	4	4
Total commercial loans	7	9	9	28	25
Real estate — residential mortgage	—	—	2	1	2
Home equity loans	2	2	3	6	9
Consumer direct loans	2	2	1	5	5
Credit cards	2	2	2	6	5
Consumer indirect loans	4	4	4	13	12
Total consumer loans	10	10	12	31	33
Total recoveries	17	19	21	59	58
Net loan charge-offs	(196)	(65)	(60)	(325)	(174)
Provision (credit) for loan and lease losses	199	72	60	335	184
Allowance for loan and lease losses at end of period	$893	$890	$887	$893	$887

Liability for credit losses on lending-related commitments at beginning of period	$64	$62	$58	$64	$57
Provision (credit) for losses on lending-related commitments	1	2	2	1	3
Liability for credit losses on lending-related commitments at end of period (a)	$65	$64	$60	$65	$60

Total allowance for credit losses at end of period	$958	$954	$947	$958	$947

Net loan charge-offs to average total loans	.85%	.29%	.27%	.48%	.26%
Allowance for loan and lease losses to period-end loans	.96	.97	.99	.96	.99
Allowance for credit losses to period-end loans	1.03	1.04	1.06	1.03	1.06
Allowance for loan and lease losses to nonperforming loans	152.6	158.6	137.5	152.6	137.5
Allowance for credit losses to nonperforming loans	163.8	170.1	146.8	163.8	146.8

Discontinued operations — education lending business:
Loans charged off	$1	$4	$4	$9	$11
Recoveries	1	1	1	3	4
Net loan charge-offs	—	$(3)	$(3)	$(6)	$(7)

(a)	Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Asset Quality Statistics From Continuing Operations
(dollars in millions)
	3Q19	2Q19	1Q19	4Q18	3Q18
Net loan charge-offs	$196	$65	$64	$60	$60
Net loan charge-offs to average total loans	.85%	.29%	.29%	.27%	.27%
Allowance for loan and lease losses	$893	$890	$883	$883	$887
Allowance for credit losses (a)	958	954	945	946	947
Allowance for loan and lease losses to period-end loans	.96%	.97%	.98%	.99%	.99%
Allowance for credit losses to period-end loans	1.03	1.04	1.05	1.06	1.06
Allowance for loan and lease losses to nonperforming loans (b)	152.6	158.6	161.1	162.9	137.5
Allowance for credit losses to nonperforming loans (b)	163.8	170.1	172.4	174.5	146.8
Nonperforming loans at period end (b)	$585	$561	$548	$542	$645
Nonperforming assets at period end (b)	711	608	597	577	674
Nonperforming loans to period-end portfolio loans (b)	.63%	.61%	.61%	.61%	.72%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (b)	.77	.66	.66	.64	.75

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.

(b)
Nonperforming loan balances exclude $497 million, $518 million, $551 million, $575 million, and $606 million of purchased credit impaired loans at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Commercial and industrial	$238	$189	$170	$152	$227

Real estate — commercial mortgage	92	85	82	81	98
Real estate — construction	2	2	2	2	2
Total commercial real estate loans	94	87	84	83	100
Commercial lease financing	7	7	9	9	10
Total commercial loans	339	283	263	244	337
Real estate — residential mortgage	42	62	64	62	62
Home equity loans	179	191	195	210	221
Consumer direct loans	3	3	3	4	4
Credit cards	2	2	3	2	2
Consumer indirect loans	20	20	20	20	19
Total consumer loans	246	278	285	298	308
Total nonperforming loans (a)	585	561	548	542	645
OREO	39	38	40	35	28
Nonperforming loans held for sale	78	—	—	—	—
Other nonperforming assets	9	9	9	—	1
Total nonperforming assets (a)	$711	$608	$597	$577	$674
Accruing loans past due 90 days or more	54	74	118	112	87
Accruing loans past due 30 through 89 days	366	299	290	312	368
Restructured loans — accruing and nonaccruing (b)	347	395	365	399	366
Restructured loans included in nonperforming loans (b)	176	228	198	247	211
Nonperforming assets from discontinued operations — education lending business	7	7	7	8	6
Nonperforming loans to period-end portfolio loans (a)	.63%	.61%	.61%	.61%	.72%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (a)	.77	.66	.66	.64	.75

(a)
Nonperforming loan balances exclude $497 million, $518 million, $551 million, $575 million, and $606 million of purchased credit impaired loans at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively.

(b)
Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	3Q19	2Q19	1Q19	4Q18	3Q18
Balance at beginning of period	$561	$548	$542	$645	$545
Loans placed on nonaccrual status	271	189	196	103	263
Charge-offs	(91)	(84)	(91)	(92)	(81)
Loans sold	—	(38)	(18)	(16)	—
Payments	(37)	(23)	(22)	(53)	(57)
Transfers to OREO	(4)	(4)	(8)	(10)	(5)
Transfers to nonperforming loans held for sale	(78)	—	—	—	—
Transfers to other nonperforming assets	—	—	(13)	—	—
Loans returned to accrual status	(37)	(27)	(38)	(35)	(20)
Balance at end of period (a)	$585	$561	$548	$542	$645

(a)
Nonperforming loan balances exclude $497 million, $518 million, $551 million, $575 million, and $606 million of purchased credit impaired loans at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively.

KeyCorp Reports Third Quarter 2019 Profit
October 17, 2019

Line of Business Results
(dollars in millions)

						Percentage change 3Q19 vs.
	3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18
Consumer Bank
Summary of operations
Total revenue (TE)	$833	$825	$805	$829	$809	1.0%	3.0%
Provision for credit losses	48	40	45	43	32	20.0	50.0
Noninterest expense	531	552	540	554	557	(3.8)	(4.7)
Net income (loss) attributable to Key	194	177	168	177	168	9.6	15.5
Average loans and leases	32,760	31,881	31,321	31,241	31,172	2.8	5.1
Average deposits	72,995	72,303	71,288	70,426	69,124	1.0	5.6
Net loan charge-offs	40	40	34	40	36	—	11.1
Net loan charge-offs to average total loans	.48%	.50%	.44%	.51%	.46%	N/A	N/A
Nonperforming assets at period end	$354	$366	$365	$364	$380	(3.3)	(6.8)
Return on average allocated equity	22.82%	21.75%	21.27%	21.51%	20.38%	N/A	N/A

Commercial Bank
Summary of operations
Total revenue (TE)	$779	$760	$702	$771	$753	2.5%	3.5%
Provision for credit losses	32	33	16	17	31	(3.0)	3.2
Noninterest expense	372	389	373	401	385	(4.4)	(3.4)
Net income (loss) attributable to Key	304	277	250	302	274	9.7	10.9
Average loans and leases	58,215	57,918	57,267	56,884	56,096.5		3.8
Average loans held for sale	1,325	1,168	1,066	2,250	1,042	13.4	27.2
Average deposits	36,204	35,960	34,417	35,113	33,603.7		7.7
Net loan charge-offs	35	23	30	19	26	52.2	34.6
Net loan charge-offs to average total loans	.24%	.16%	.21%	.13%	.18%	N/A	N/A
Nonperforming assets at period end	$351	$235	$225	$205	$280	49.4	25.4
Return on average allocated equity	26.37%	24.09%	22.60%	26.64%	24.46%	N/A	N/A
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful

Notable Items
(in millions)

	Three months ended			Nine months ended
	9/30/2019	6/30/2019	9/30/2018	9/30/2019	9/30/2018
Provision for credit losses	$(123)	—	—	$(123)	—

Gain on sale of Key Insurance and Benefits Services	—	—	—	—	$78
Expenses related to the sale of Key Insurance and Benefits Services	—	—	—	—	5
Net gain on sale of Key Insurance and Benefits Services	—	—	—	—	73

Efficiency initiative expenses	—	$(50)	—	(76)	(22)
Laurel Road acquisition expenses	—	(2)	—	(2)	—
Lease residual loss	—	—	—	—	(42)
Total notable items	$(123)	$(52)	—	$(201)	$9
Income taxes	(29)	(12)	—	(47)	7
Total notable items, after tax	$(94)	$(40)	—	$(154)	$2